UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

China Bio Energy Holdings Group Co., Ltd.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25413	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-29 8268 9320

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF   PRINCIPAL OFFICERS

On November 17, 2008, the Board of Directors of China Bio Energy Holding Group Co., Ltd. (the “Company”), appointed Larry Goldman, Junrong Guo and Wenbing Christopher Wang to serve as independent directors (collectively, the “Independent Directors”) as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”). The Board of Directors established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. All of the Independent Directors will serve on each committee. Mr. Goldman will serve as the Chairman of the Audit Committee, Mr. Guo will serve as the Chairman of the Nominating and Corporate Governance Committee, and Mr. Wang will serve as the Chairman of the Compensation Committee.

The Board of Directors determined that Larry Goldman possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

The Independent Directors shall be compensated for their services as follows: Mr. Goldman shall receive $20,000 in cash annually and an annual option grant to purchase 20,000 shares of common stock of the Company, Mr. Wang shall receive $15,000 in cash annually and an annual option to purchase 20,000 shares of common stock of the Company, and Mr. Guo shall receive RMB20,000 in cash annually. In addition, each of Mr. Goldman and Mr. Wang shall receive $1,000 for each director meeting attended by phone and $5,000 for each director meeting attended in person.

Larry Goldman, CPA is a certified public accountant with over 20 years of auditing, consulting and technical experience. Mr. Goldman served from May 2006 to October 2007 as the Treasurer and Acting Chief Financial Officer of Thorium Power, Ltd. (OTCBB: THPW). Prior to joining Thorium Power, Ltd. Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the past 19 years. Mr. Goldman is also an independent director and audit committee chairman of Winner Medical Group Inc. (OTCBB: WMDG.OB), a China based manufacturer of medical disposable products and surgical dressings and Wonder Auto Tech, Inc. (OTCBB:WATG), a leading manufacturer of automotive electrics, suspension products and engine accessories in China. Mr. Goldman has extensive experience in both auditing and consulting with public companies, and has experience providing accounting and consulting services to the Asian marketplace, having audited several Chinese public companies.

Wenbing Christopher Wang currently serves as Chief Financial Officer, President and a director of Fushi Copperweld, Inc. Prior to joining Fushi, from November 2004 to March 2005, Mr. Wang served as an Executive Vice President of Redwood Capital, Inc., with a specific focus on providing strategic and financial advisory services to China based clients seeking access to the U.S. capital markets. From October 2002 to September 2004, Mr. Wang served as Assistant VP of Portfolio Management at China Century Investment Corporation. Mr. Wang began his investment banking career at Credit Suisse First Boston (HK) Ltd in 2001. From 1999 to 2000, Mr. Wang worked for VCChina as Management Analyst. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester.

Junrong Guo is a professional researcher in the forestry field. Since June 2003, Mr. Guo has engaged in research and development in the forestry resources with Shaanxi Forest Researching & Planning Institute, Mr. Guo served as director of Shaanxi Forest Institute from 1999 to 2000, and director of Shaanxi Ginkgo Research Institute from 1997 to 1999. Through his work experience Mr. Guo participated in the projects such like National Key Scientific & Technological Projects, Shaanxi Government Key Scientific & Technological Projects, Shaanxi Forest & Agricultural Key Projects, Yanglin Youth Scientific & Technological Projects, among of which gained Shaanxi Scientific & Technological Progress Awards. Mr. Guo has been granted honors and awards including Shaanxi New Century Talent, Specialist to Enjoy the State Subsidies’ in 2004, Evaluation Committee of Shaanxi Scientific & Technological Progress Award from 2005 to 2008 and Professional Researcher in 2006, Shaanxi Agricultural Expert in 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2008	China Bio Energy Holding Group Co., Ltd.

	By:	/s/ Gao Xincheng
Name: Gao Xincheng
Title: Chief Executive Officer and President